Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT Inc. ANNOUNCES CLOSING OF MULTIPLE ACQUISITIONS OF Medical properties

Three Previously Announced Projects Including Nine Buildings Have Successfully Closed

BETHESDA, MD – October 10, 2016 – Global Medical REIT Inc. (NYSE:GMRE) (“Global Medical” or the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share, announced today that it has closed multiple acquisitions which the Company previously announced on September 15, 2016. In the press release, the Company announced the planned closing of three separate transactions for an aggregate price of $30,860,000 covering eleven buildings in total.  The three projects are the “Brown Clinic” in Watertown, SD; the “Northern Ohio Medical Specialists (“NOMS”)” portfolio in Northern Ohio; and the “Prospect Medical Office Building” in East Orange, NJ. The Company has closed the acquisition of nine of the buildings for a total purchase price of $25,439,200 and expects to close the remaining two buildings for the remaining $5,420,800 in December following completion of certain renovations that are currently in process and satisfaction of customary closing conditions. With these acquisitions and the Berks Eye clinic acquisition that was announced in late July, the Company has deployed or committed to deploying approximately $40 million of the net proceeds of its initial public offering in acquisitions to date.

David Young, Chief Executive Officer of Global Medical, stated, “I am proud of our team in successfully closing these acquisitions on schedule. Our ability to do so reflects our ability to identify quality physician/operator partners with quality assets where we can provide value to their enterprises. By closing these acquisitions in a timely manner we are also able to focus our attention squarely on advancing additional acquisitions through our pipeline.”

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to leading clinical operators with dominant market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing each of its healthcare facilities to a single market-leading operator under a long-term triple-net lease. The Company’s management team has significant healthcare, real estate and public real estate investment trust experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These statements relate to, among other things, the Company’s expectations regarding the completion of the acquisitions described in the press release on the terms and conditions described herein, the expected closing dates of these acquisitions; and the expected sale-leaseback terms. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com